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                                                                    EXHIBIT 16.0




JUNE 26, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of General Automation, Inc.'s Form 8-K dated June 21, 2001, and are in agreement with the statements in Item 4 (a) (ii) and (iv) contained therein.

Very truly yours,


/s/ CACCIAMATTA ACCOUNTANCY CORPORATION